Exhibit 10.17

[ENGLISH TRANSLATION FOR CONVENIENCE ONLY.

NOT AN OFFICIAL TRANSLATION]

Lease Deed

Registration No.            fu IM 002073(File)

Location            R.405B/4F, Building 2, Meilinduoli Industrial Park, North Ring Road, Futian Dist. Shenzhen

Serial No. of the Real Estate            4403040050030500017

Leaser            Shenzhen Fuzhongda Investment Holding Co., Ltd.

Lessee            Shenzhen NOC Network Science & Technology Co., Ltd.

Area leased            194 square meters

Usage of the property            Used as office area

Leasing period            From May 11, 2014 through May 10, 2015

No.2198194

This Deed has been issued to certify that this property has been registered as required with its lease deed kept in file.

Issued by (Signature) : He Shu’e

Registration (Filing) Agency(Stamp): Shenzhen Futian Property Lease Management Bureau

Special stamp for contract filing(9)

May 28, 2014

Deed Holder: Shenzhen NOC Network Science & Technology Co., Ltd.

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Real Estate Lease Contract (Shenzhen)

Prepared by Shenzhen Real Estate Lease Management Office

Less0r (Party A):     Shenzhen Fuzhongda Investment Holding Co., Ltd.

Address: Administration office, International Electronic Business Industrial Park, Futian, Shenzhen

Postal Code:518049            Tel:83177613

Business License or ID:

Agent:

Address:

Postal Code:518049            Tel: 82958888

Business License or ID:

Lessee(Party B)     Shenzhen NOC Network Science & Technology Co., Ltd.

Address: R.405B, Building 2, International Electronic Business Industrial Park, Futian, Shenzhen

Postal Code:518049            Tel: 83192245

Business License or ID: 440301106917980

Agent:

Address:

Postal Code:            Tel:

Business License or ID:

This contract has been entered into by and between Party A and Party B via negotiation according to Contract Law of the People’s Republic of China, Law of The People's Republic of China on Management of Urban Real Estate, Housing Rental Ordinance in Economic Special Zone of Shenzhen and its rules for implementation, Decision on enhancing security responsibility of housing rental by Standing Committee of NPC of Shenzhen.

Article 1 Party A hereby leases the following real estate to Party B: R.405B/4F, Building 2, Meilinduoli Industrial Park, North Ring Road, Futian Dist. Shenzhen with serial No. of the real estate 4403040050030500017. Leased area totals 194 square meters, and the total floors of this building are seven.

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Owner of this property is Shenzhen Fuzhongda Investment Holding Co., Ltd. It holds ownership certificate or other valid certificate to prove its ownership of No.3000503117.

Article 2     Unit rent of the leased property is ￥80.00 (in upper case: eighty yuan) per square meter of floor area per month, which is calculated into monthly rent of ￥15,520.00 (in upper case: fifteen thousand five hundred and twenty yuan).

Article 3     Party B shall pay the down payment of rent of ￥____________ (in upper case: _________________________) by ____M_____D____Y.

Article 4     Party B shall pay rent to Party A by:

☐	The 5th. day of every month;
☐	The _____ day of the _____month of each quarter;
☐	The _____ day of the _____month of each half of year;
☐	The _____ day of the _____month of each year.

Party A shall issue invoice to Party B when receiving rent.

(note: both parties shall together select one from above four choices and place a ‘check’ in the box in front of it.)

Article 5     Leasing period shall be from May 11, 2014 through May 10, 2015, which in no case shall surpass the expiry date of approved land use right, or longer than 20 years. If exceeded, the exceeded period shall be regarded as null and void.

Article 6     Usage of the leased property shall be for office purpose. Party B shall in no case put the leased property under other use without Party A’s written consent.

Article 7     Party A shall guarantee the readiness of the property for Party B’s use by May 11, 2014 and handle housing transfer formality accordingly.

Shall Party A delay housing transfer, Party B should have the right to demand modification of leasing period in this contract accordingly. Both parties shall sign for confirmation and report to registration (filing) agent.

Article 8     For housing transfer, both parties shall confirm current state of the property under lease and its affiliated facilities and list them in attachment.

Article 9     When Party A transfers the property under lease, it can collect a deposit of amount equal to two months (not exceeding three months) of monthly rent from Party B, i.e. ￥31,040.00 (in upper case: thirty one thousand and forty yuan). In case that Party A collects deposit, it shall issue invoice to Party B.

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There shall be preconditions for Party A to refund Party B of the deposit:

1.	Leasing period has expired and Party A has been paid in full amount.
2.	By the time of termination of the contract, there has been no damage to Party A’s property and its equipments.

3.

☐. Only one of above conditions is required to be met.

☐. All of above conditions shall be met for refund of deposit.

(note: both parties shall together select one from above two choices and place a ‘check’ in the box in front of it.)

refund of deposit: via bank transfer: it shall be done within 15 working days after expiration of the contract and property has been transferred properly.

If one of the following situations emerge, Party A can not refund deposit:

1.	Surrender of tenancy or violation of agreed terms.
2.	Party A has suffered economic losses due to Party B’s improper use of the property under lease.
3.	Party A has suffered economic losses due to Party B’s violation of laws and regulations.

Article 10 During leasing period, Party A shall be responsible for payment of land use fee related to the leased property, and taxation, management of housing rental rising from the lease; while Party B shall be responsible for payment of water bill, power, property management fee and other fees rising from using the leased property.

Article 11 Party A shall guarantee that the security of leased property and its affiliated facilities conform to relevant provisions of laws, regulations and regulatory rules.

Article 12 Party B shall reasonably use leased property and its affiliated facilities, not engage in any illegal activities in the leased property; but, Party A shall not interfere or obstruct Party B’s reasonable use of the property either.

Article 13 During Party B’s use of the leased property, if any damage or failure happens to the leased property or its affiliated facilities and security and normal use is obstructed due to non-Party B’s fault, Party B shall, in a timely manner, inform Party A of the situation and take measures to possibly prevent further expansion of default; Party A then, shall carry out maintenance within 5 days after receiving Party B’s notice, or entrust Party B to do it; In case that Party B have no ways to inform Party A or Party A do not carry out repair activity in agreed period, Party B can do maintenance for Party A’s reimbursement.

In emergency case and immediate repair is needed, Party B shall carry out repair activity on its own and inform Party A of relevant situation in time.

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Repair expenses inflicted in above two situations, including reasonable expenses Party B paid for repair and to prevent expansion of losses, shall be borne by Party A. Shall Party B not take actions provided in above two paragraphs, not inform or take measures in a timely manner to possibly prevent further losses, Party B shall be liable for the expanded losses.

Article 14 If any damage or failure happens to the leased property or its affiliated facilities and security is threatened due to Party B’s improper or unreasonable use, Party B shall be responsible for repair or compensation and keeping Party A informed.

Article 15

☐	During leasing period, Party B shall be allowed to sublet to other party wholly or partially, and should apply for registration (filing) to real estate management agent, on the condition that the sublet period not exceed lease period agreed in this contract;
☐	During leasing period, Party B shall be allowed to apply registration (filing) to real estate management agent with Party A’s written consent of subletting, on the condition that the sublet period not exceed lease period agreed in this contract;
☐	During leasing period, Party B shall in no case sublet to other party wholly or partially whatsoever.

(note: both parties shall together select one from above three choices and place a ‘check’ in the box in front of it.)

Article 16 In validity of this contract, if Party A needs to transfer the ownership of the leased property partially or wholly, Party A shall inform Party B of it in writing on one month’s notice. And Party B shall, within one working day after receiving Party A’s written notice, give a reply to Party A because Party B shall enjoy an option under equal condition.

When transferring the property under lease to other party, Party A shall have responsibility to inform the transferee that the property is under lease when signing contract.

Article 17 During validity period of this contract, if any one of the following situations happens, termination or alternation of this contract shall be allowed:

(i)	Force majeure events happen and this contract can not be implemented as a result;
(ii)	The property under lease be requested, confiscated or demolished by the government;
(iii)	Agreed by both parties.

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Article 18 In any one of the following conditions, shall Party A suffer losses as result, Party A can

☐	1. Demand Party B to restore the property to its original state;
☐	2. Demand Party B to make compensation for losses;
☐	3. Not refund Party B of deposit;
☐	4. Demand Party B to pay default punishment of RMB_________(in capital letters:___________ yuan)

(note: both parties shall negotiate on selection from above four choices with either 3 or 4 can be selected and place a ‘check’ in the box in front of the choice.):

(i)	Party B falls behind the payment of rent up to ten days (____months) and above;
(ii)	Losses suffered by Party A mounts to ￥1,000.00 and beyond due to Party B’s delay in payment of rent;
(iii)	Party B carries out illegal activities in the leased property which damages public interest or interest of other people;
(iv)	Party B alters the structure or usage of the leased property on its own;
(v)	Party B violates provisions of Article 14 of this contract and not undertake repair responsibility or make compensation for repair, inflicting serious damages to the leased property or its equipments;
(vi)	Party B decorates the leased property on its own without Party A’s written consent or approval from relevant department;
(vii)	Party B sublets the property to a third party on its own.

Besides pursuing Party B’s liability for breaching contract or compensating losses, Party A shall still have the right to demand alternation of contractual terms or cancelation of the contract accordingly. And upon delivery of notice of cancelation, Party A shall have the right to unilaterally apply for registration (filing) of the contract.

Article 19 In any one of the following conditions, shall Party B suffer losses as result, Party B can

☐	Demand compensation for losses from Party A;
☐	Demand double refund of deposit from Party A;
☐	Demand Party A to pay default punishment of RMB___________(in capital letters:___________ yuan)

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(note: both parties shall negotiate on selection from above three choices with either 2 or 3 can be selected and place a ‘check’ in the box in front of the choice.):

(1)	Party A delays in transfer of the property under lease for ______days (____months) and beyond;
(2)	Party A violates provisions of Article 11 of this contract, security of the property under lease not conform to provisions of relevant laws, regulations or regulatory rules;
(3)	Party A violates provisions of Article 13 of this contract, not taking repair responsibility nor paying for repair activity;
(4)	Party A reconstructs, revamps, or decorates the property under lease without Party B’s consent or approval from authority;
(5)	Party A unilaterally demands cancelation (termination) of this contract ahead of time limit without justification;

Besides pursuing Party A’s liability for breaching contract or compensating losses, Party B shall still have the right to demand alternation of contractual terms or cancelation of the contract accordingly. And upon delivery of notice of cancelation, Party B shall have the right to unilaterally apply for registration (filing) of the contract.

Article 20 After termination of this contract, Party B shall, on the very same day, move out the leased property and return it with a sound condition of the property and its affiliated facilities (except for normal wastage), and settle all fees under Party B’s responsibility and handle relevant transfer normatlity.

Shall Party B not move out or return the property, Party A shall, according to legal provisions or contractual agreement, retrieve the leased property and charge a compensation of the amount equal to double rent for the exceeded time period from Party B.

Article 21 If after expiration of lease period agreed in this contract, and Party B still need to use this property, Party B shall, one month before the expiration day, inform Party A of its requirement for extension of lease period; and under equal condition, Party B shall enjoy an option upon the leased property.

If both parties reach agreement on extension of lease period, they shall sign a new contract and report to real estate lease management agent for registration (filing).

Article 22 Both parties shall sign Security Management Responsibility Letter for Real Estate in Shenzhen. The property under lease provided by Party A shall conform to relevant standard and condition to secure a safety, no hidden danger existing. The structure, fire equipment, gas equipment, power equipment, entrance and exit, passage etc. shall conform to safe production, fire fighting, security, environmental protection and hygiene management standards established by city government. Party B shall use the leased property strictly in compliance with safety, fire fighting, security, environmental protection and hygiene management standards established by functions of city government, and Party B shall be obliged to guarantee no hidden danger existing in using this property. Both parties shall willingly carry out all terms and conditions agreed in this contract. Shall there be breaching by either party, it shall bear liability as agreed.

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Article 23 As for matters not finalized in this contract, both parties can separately agree on them in attachment which shall be an integral part of this contract and after both parties sign on it, shall be equally effective as this contract.

Shall both parties reach agreement on alternation of the content of this contract during lease period, they shall, within ten days after establishment of alternation agreement, report to real estate lease management agent for registration (filing).

Article 24 Shall any dispute rise from implementation of this contract, it shall be settled via negotiation; if fails, it could be submitted to real estate lease management agent for reconciliation; if fails, both parties could:

☐	Apply for arbitration to Shenzhen Arbitration Commission;
☐	Apply for arbitration to Shenzhen Branch of China International Economic and Trade Arbitration Commission;
☐	Raise law suit to the People’s Court of the city where the leased property locates;

(Note: both parties shall negotiate on selection from above choices to settle disputes and place a ‘check’ in the box in front of the choice.)

Article 25 Both parties agree on following addresses as the delivery place of notice or documentation:

Delivery to Party A: Administration office, International Electronic Business Industrial Park, Futian, Shenzhen

Delivery to Party B: R.405B/4F, Building 2, Meilinduoli Industrial Park, North Ring Road, Futian Dist. Shenzhen

In case no agreement reached on delivery place, the address presented in this contract shall be deemed as delivery place.

If no alternation notice on delivery place is given , then the delivery place given herein shall remain valid. If one party send notice or document to the other party’s delivery place, the notice or document shall be deemed as delivered. In case the notice or document delivered is rejected by postal office, it shall still be deemed as delivered as of the date of rejection.

Article 26 This contract shall come into effect as of the date of signing.

Both parties shall report to real estate lease management agency for registration (filing) within ten days as of signing this contract.

Article 27 The Chinese version of this contract shall be regarded as the original copy.

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Article 28 This contract shall come in three copies of the same content, with Party A holding one copy, Party B holding one copy, and relevant agent holding the other copy.

Party A (stamp): Shenzhen Fuzhongda Investment Holding Co., Ltd.

Legal representative: /S/ Zhang Ge

Tel:

Bank Account:

Agent(seal):

_____M_____D_____Y

Party B (stamp): Shenzhen NOC Network Science & Technology Co., Ltd.

Legal representative:/S/ Li Weifu

Tel:

Bank Account:

Agent(seal):

_____M_____D_____Y

Supplementary Agreement

Both parties has reached agreement via negotiation on partial modification and supplementation of Real Estate Lease Contract (Shenzhen) (hereinafter “Master Contract”). In case of discrepancy between the two, the provision in this supplementary agreement shall prevail:

1.	Party B shall pay monthly rent, management fee for this month and water bill and power from last month before the fifth day of each month, which shall be put off if coincides with legal holidays. If Party B delays in payment of above bills, Party B shall pay Party A a default punishment of amount equal to double daily rent for the days delayed.
2.	Charge standards: (1) management fee: 3 yuan per square meter

(2) water bill: leased area *0.06*4,73

(3) actual power consumption *￥1.16( according to power supply department standard)

3. Shall Party B violate any one term of the “responsibility for breaching contract” in the Master Contract or delay in payment of rent for half month, Party A shall have the right to cut off water and power supply to Party B and unilaterally terminate this contract and retrieve property, and dispose all items of Party B inside the leased property on two days’ notice. Deposit can be confiscated to offset default punishment, but can not offset rent, property management fee etc. And all losses from this shall be borne by Party B itself.

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4. Party B shall not place equipment or articles with a weight surpassing average load of the floor, i.e.500KG/m2, or Party B will be liable for the consequences.

5. During lease period, Party B shall operate in legal ways, be responsible for fire fighting, security and environmental protection etc. and subject to management, supervision and inspection by Party A and other authorities.

6. During lease period, if fire, violence causes damages to the leased property due to Party B’s fault, Party B shall be responsible for repair and compensation and other consequences resulted.

7. On the very day of termination of this contract, Party B shall return the leased property to Party A cleaned, repaired and restored to its original state. If Party A agrees to decoration of the leased property, Party B can keep decoration and return all fire equipment, lighting, switches and wire inside the property to Party A and Party A is not obliged to make any compensation for it.

8. After termination of this contract, and after Party B cancels off the address from its business license and pays off all fees, Party A shall refund Party B’s deposit upon original receipt presented by Party B.

9. Ways of giving notice: if Party B breaches the contract, Party A can send written notice to Party B. If Party B rejects to collect the notice or escapes away, Party A can paste the notice on the door or exterior wall of the leased property, and delivery shall be deemed done by the time of pasting. If Party B does not take action within two days, Party A shall have the right to retrieve the leased property according to the third article of this agreement and unilaterally cancel the contract registration (filing) and lease the property to other party. Party B shall be responsible for all losses and consequences resulted.

10. During lease period, Party B shall waive its right to options under equal condition out of its own will.

11. The floor area registered in the ownership certificate shall prevail, if there is discrepancy, adjustment can then be made.

12. Party B shall transfer the due payment to the bank account designated by Party A at time agreed in the contract.

Rent and deposit:

Management fee, air conditioner charge, water and power bill, miscellaneous:

Name of account: Shenzhen Fuzhongda Investment Holding Co., Ltd.

Bank account:[*]

Opening bank: central district branch of CCB, Shenzhen

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Name of account: Shenzhen Minghua Property Management Co., Ltd.

Bank account: [*]

Name of account: Ping’an Bank Shenzhen Meilin Branch

This industrial park is an internet electronic business park approved by Futian government, and resident enterprise shall engage in internet electronic business or information services. If Party B does not qualify for this classification, Party A shall have the right to terminate this contract ahead of time limit and Party B shall move out unconditionally, economic and legal liabilities resulted shall be borne by Party B.

This supplementary agreement shall have equal legal effect as the Master Contract, and come into effect as of the date when both parties sign.

Party A: Shenzhen Fuzhongda Investment Holding Co., Ltd.

Legal Representative: /S/ Zhang Ge

_____M_____D_____Y

Party B: Shenzhen NOC Network Science & Technology Co., Ltd.

Legal Representative: /S/ Li Weifu

_____M_____D_____Y

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Security Management Responsibility Letter for Real Estate in Shenzhen

Printed by Shenzhen floating population and leased property management office

This Responsibility Letter is prepared according to relevant laws and regulations to further clarify security responsibility for leased properties, enhance security management of leased properties, safeguard people’s life and property, and implement Decision on enhancing security responsibility of housing rental by Standing Committee of NPC of Shenzhen. .

I.	Security Responsible party shall be the leaser and lessee of production and operation property, including all kinds of commodity markets, stalls and counters, offices, residents and other housing in this administrative area.
II.	The leaser shall hold ownership certificate or other evidence accepted by government to lease its property. If the owner entrusts other party to lease his property, he shall sign written power of attorney with his agent and agree on security responsibility of either party. If the lessee sublets the leased property, or the owner who has actual leasing activity, or the lender of the property, shall be liable for security responsibility.
III.	The leaser shall guarantee that the structure of the property for lease and its entrance and exit, passage, fire fighting, gas and power facilities etc. conform to relevant provisions of laws and regulations and security standards established by administrative department. In case license or approval is required for leasing according to provisions of laws and regulations, the leaser shall comply.
IV.	If the lessee carries out its production and operation activities in leased property, the leaser should request the lessee to present relevant evidence to show fire procedure has been taken care of, business license or permit to opening business.
V.	The Leaser shall check on security and nature of use of his property at least once for every quarter and take written records, the Lessee shall coordinate and sign on the result; if the Leaser can not check by himself due to objective reason, he shall entrust other people to do it for him.
VI.	If the Leaser checks and identifies hidden danger in leased property, or the Lessee alters usage of the leased property on his own, the leaser shall report to management agency of leased properties or other relevant administrative department.
VII.	The Lessee shall, in compliance with provisions of laws and regulations and agreement in property leasing contract, use the property safely and legally, not alter structure or nature of usage of the leased property unilaterally. If the Lessee identifies hidden danger existing in leased property, it shall immediately inform the Leaser and report to management agency of leased properties or other relevant administrative department at the same time.
VIII.	The Lessee shall not alter nature of usage of the leased property unilaterally. If it uses the leased property for hotel, restaurant, entertainment, internet bar or workshop etc., operation must conform to relevant rules;

It’s prohibited to engage in gambling, drug taking, drug trafficking, prostitution, pornography production and sales, certificate forgery, printing illegal publication, production, sales fakes, sheltering criminals, sheltering and sales of stolen goods and other illegal activities in leased property;

It’s prohibited to engage in pyramid scheme or pyramid scheme in disguised form, operation without license, opening clinic without permit, illegally practicing medical services or illegal recycle of renewable resources and other illegal activities in leased property;

It’s prohibited to engage in occupational agency, marital agency, training or real estate agency without license and other fraudulent activities in leased property;

It’s prohibited to use the leased property for production, storage or operation of flammable, explosive, poisonous, or radioactive and other hazardous articles;

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IX.	Both parties shall assist and coordinate with real estate lease management agency with security check and management of the leased property and provide relevant data and information as it is.
X.	Shall the leaser or lessee not perform its security responsibility according to law, and cause personal injury or property losses to other party, the sufferer can request for compensation from the leaser or lessee according to law.

The Leaser (stamp): Shenzhen Fuzhongda Investment Holding Co., Ltd.

manager: Zhang Ge

contact No.:

the Lessee (stamp): Shenzhen NOC Network Science & Technology Co., Ltd.

contact No.:83192245

_____M______D______Y

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Special Notice

1.	Before signing contract, both parties shall carefully read through the contract, and the content can be added, deleted, selected, supplemented, filled out or modified via negotiation. After signing contract, the content not modified and content filled out by the concerned party, which shall be signed or confirmed by stamping by both parties, shall be regarded as agreed upon. When there is selection, supplementation, filling out or modification, the handwriting shall be superior in terms of validity.
2.	Before signing contract, the Leaser shall present his ownership certificate or other evidence to prove his leaser identity and legal qualification. If the leaser entrusts other party to manage his property, power of attorney will also be required; if the property under lease has co-owner, evidence of co-owner’s agreement on leasing and power of attorney will also be required; the leaser shall present his ID card or evidence of his legal qualification to the lessee.
3.	Both parties shall sign and perform contract according to law, no violation of procedural provisions or illegal activity will be allowed.
4.	This contract will be legally binding for both parties once signed. The concerned party shall perform its obligation in accordance with agreement, and not alter or cancel this contract unilaterally unless it’s allowed by the law or agreed upon.
5.	When filling out the blank, carbon ink or blue-black ink shall apply, with writing brush, pen or ball-pen used, then sign or confirm by stamping.
6.	There is some blanks in some articles of this contract which is marked by dashes, for the concerned party to agree upon, or to choose from which is marked by square.
7.	After signing this contract, both parties shall report to real estate lease management agency for registration (filing).
8.	Both parties can decide how many original copies will be needed according to actual needs, and carefully check t ensure consistency; under any situation, both parties shall each hold at least one original copy.
9.	In case of major alternation of content of this contract, cancellation of this contract, and lost of text of the contract, the concerned party shall report to the original real estate lease management agency in time to handle relevant procedure.
10.	Both parties can negotiate and agree in attachment concerning how to dispose the articles left in the leased property after expiry date or cancellation of this contract.
11.	Following five categories: commercial, office, plant, warehouse and comprehensive shall be filled in ‘usage of the leased property’ under Article 6 of this contract.

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Things you must know about real estate lease registration (filing)

I.	Documents should be submitted for real estate lease registration (filing):
(i)	Property ownership certificate or other evidence to prove his ownership (use right) qualification, original copy presented and duplication submitted;
(ii)	ID card or legal qualification of the leaser and lessee, including:
1.	For company:

Documents to prove establishment or business license, original copy presented and duplication submitted;

identity of legal representative identity, original copy.

2.	Individual

ID card or other valid identity proof, original copy presented and duplication submitted;

(iii)	If entrusts other people to manage property, he shall provide power of attorney, ID card of the person in custody of the property; if entrusts other person to lease the property, the person entrusted shall provide power of attorney and his ID card.
(iv)	If property is co-owned, all co-owners shall provide evidence to prove agreement on leasing the property and power of attorney.
(v)	Property lease deed.

As for power of attorney mentioned in Article (iii) and (iv), original copy will be collected away. And if the concerned party is from overseas, power of attorney shall be notarized or certified according to relevant provision.

II Instruction on real estate lease deed filing:

According to provisions of Article 6 and the 2nd. Clause of Article 7 of Housing Rental Ordinance in Economic Special Zone of Shenzhen, if leased property can not be registered in accordance with the ordinance, the concerned party shall go to the competent department of the district for filing holding relevant data of the leased property and ID card of the concerned party.

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